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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form F-3 of our report dated February 21, 2005, relating to the financial statements of Gruma S.A. de C.V. as of December 31, 2003 and 2004 and for each of the three years ended December 31, 2004 included in this Registration Statement. We also consent to the references to us under the heading "Experts" in this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, S.C. PricewaterhouseCoopers, S.C.
December 1, 2005 Monterrey, N.L., Mexico

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM